EXHIBIT 1.(A)(6)(B)

            Bylaws of First Ameritas Life Insurance Corp. of New York


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EXHIBIT 1.(A)(6)(B)

Bylaws of First Ameritas Life Insurance Corp. of New York

                                     BY-LAWS

                                       OF

                       FIRST AMERITAS LIFE INSURANCE CORP.
                                   OF NEW YORK

                                    ARTICLE 1

                              SHAREHOLDERS MEETING

      SECTION 1. Annual Meeting. The annual meeting of the shareholders for the election of the directors and for the transaction of such other business as may come before such meeting shall be held on the first Monday in March of each year, beginning in 1993, or if such day is a holiday, on the next succeeding business day at the principal office of the Company in Rockland County or at such other place within or without New York State for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.
      SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Secretary upon written request of the Chairman of the Board, the President, three directors, or

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shareholders  owning of record at least 25% of the shares of the Company  issues and outstanding and entitled to vote. At a special meeting, no business will be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
      SECTION 3. PLACE OF MEETING. Unless otherwise waived in writing, all meetings of the shareholders shall be held at the office of the Company in Rockland County, or at such other place or places within or without the State of New York as shall from time to time be designated by the Board of Directors.
      SECTION 4. NOTICE OF MEETING. Notice of all meetings, annual or special, shall be given by mailing to each shareholder entitled to vote thereat, at least ten days and not more than fifty days before such meeting, a written or printed notice of the time, place and purpose or purposes thereof.
      SECTION 5. QUORUM. The holders of a majority of the outstanding stock entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.
      SECTION 6. VOTING. At all meetings of shareholders each share of stock held by a shareholder entitled to vote on any matter, represented in person or by proxy, shall be entitled to one vote. Proxies shall be dated, in writing and shall be signed by the shareholder or its attorney-in-fact; provided, however, that if the shareholder is a corporation its proxy shall either have its corporate seal affixed or shall be accompanied by evidence satisfactory to the Company that the proxy has been signed on behalf of such shareholder by a duly authorized officer. Two inspectors of election shall be appointed by the President at any shareholders meeting at which inspectors are required.
      SECTION 7. WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by the written consent thereto of the shareholders,

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setting  forth  such  action and  signed by the  holders of all the  outstanding shares entitled to vote thereon.

                                   ARTICLE II
                               BOARD OF DIRECTORS
      SECTION 1. NUMBER, AUTHORITY AND QUALIFICATIONS. The business of the Company shall be conducted and the property of the Company shall be managed by a Board of Directors consisting of thirteen directors. Not less than one-third of the directors shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by or under common control with such Company and who are not beneficial owners of a controlling interest in the voting stock of such Company or any such entity. No outside directors may stand for re-election to the Board of Directors after his or her 69th birthday and no inside director may stand for re-election to the Board of Directors or continue to serve on the Board of Directors after his or her retirement from active Company service.
      At all times a majority of the directors shall be citizens and residents of the United States and not less than three thereof will be residents of the State of New York. Directors shall be at least 18 years of age but need not be shareholders.
      SECTION 2. ELECTION AND REMOVAL. The Board of Directors shall be elected at the annual meeting of shareholders to serve until the next annual meeting and until their successors shall be elected and qualified. Any or all of the directors may be removed, with or without cause, by vote of the shareholders entitled to vote thereon.
      SECTION 3. VACANCIES. Whenever any vacancy shall occur in the office of a director, such vacancy may be filled for the unexpired term by vote of the shareholders entitled to vote thereon, or

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by a majority vote of the remaining directors.  Where the number of directors is increased, additional directors may be elected by the shareholders entitled to vote thereon, or by the Board of Directors.
      SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders and as frequently as the dispatch of business shall require and in any event at least four times in each calendar year.
      SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, the Secretary, or upon the written request of any two members of the Board.
      SECTION 6. PLACE OF MEETING. Meetings of the Board of Directors shall be held at the office of the Company in Rockland County or at such other place within or without the State of New York as may be designated in the notice thereof.
      SECTION 7. NOTICE OF MEETINGS. Unless notified in writing, notice of all regular or special meetings, other than the regular meeting held immediately following the annual meeting of shareholders, shall be given by mailing to each director at least seven days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least three business days before such meeting.
      SECTION 8. BUSINESS TRANSACTED AT MEETINGS. No business and no corporate action shall be considered at any special meeting of the Board of Directors (other than that stated in any notice of such meeting) except by the unanimous vote of all the directors present at such meeting.
      SECTION 9. QUORUM. A quorum shall consist of one-third of the directors then in office but not less than five. At least one member of the Board of Directors who is not an officer or employee of the Company or of any entity controlled by or under common control with the Company and who

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is not  beneficial  owner of a  controlling  interest in the voting stock of the
Company or any such entity must be included in any quorum for the transaction of business at any meeting of the Board.
      SECTION 10. ACTION BY THE BOARD. Any reference to corporate action to be taken by the Board of Directors shall mean such action at a meeting of the Board. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.
      SECTION 11. COMPENSATION. The compensation of directors shall be regulated and determined, from time to time, by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and in receiving compensation or commission therefore, provided that such compensation or commission does not violate any laws of the State of New York applicable thereto.

                                   ARTICLE III
                               EXECUTIVE COMMITTEE
      SECTION 1. MEMBERSHIP. The Board of Directors by a majority vote of the whole Board may elect from its own number an Executive Committee, to serve at the pleasure of the Board, consisting of not less than three nor more than seven members, the number to be determined by the Board of Directors. Not less than one-third of the members of such Committee shall be persons who are not officers or employees of the Company or of any entity controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Executive Committee shall elect from among its members a Chairman.

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      SECTION 2. POWERS OF THE  EXECUTIVE  COMMITTEE.  The  Executive  Committee
during the intervals between meetings of the Board of Directors shall have and may exercise, except as otherwise provided by statute, all the powers of the Board with respect to the conduct and management of the business and property of the Company and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it.
      SECTION 3. MEETINGS. Meetings of the Executive Committee may be called by order of the Chairman of the Committee or of any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.
      SECTION 4. PLACE OF MEETING. Meetings of the Executive Committee shall be held at the office of the Company in Rockland County or at such other place, within or without the State of New York, as may be designated in the notice thereof.
      SECTION 5. NOTICE OF MEETINGS. Unless otherwise waived in writing, notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.
      SECTION 6. QUORUM. A quorum shall consist of a majority of the total number of members of the Committee then in office but not less than three members. At least one member of the Committee who is not an officer or employee of the Company or of any entity controlled by or under common control with the Company and who is not beneficial owner of a controlling interest in the

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voting  stock of the  Company or any such  entity must be included in any quorum for the transaction of business at any meeting of the Committee.



                                   ARTICLE IV
                                FINANCE COMMITTEE
      SECTION 1. MEMBERSHIP. The Board of Directors by a majority vote of the whole Board may elect from its own number a Finance Committee to serve at the pleasure of the Board consisting of not less than three nor more than seven members, the number to be determined by the Board of Directors. Not less than one-third of the members of such Committee shall be persons who are not officers or employees of the Company or of any entity controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Finance Committee shall elect from among its members a Chairman.
      SECTION 2. POWER OF THE FINANCE COMMITTEE. The Finance Committee shall possess and may exercise all the powers of the Board of Directors with respect to the investments of the funds of the Company.
      SECTION 3. MEETINGS. Meetings of the Finance Committee may be called by order of the Chairman of the Committee or by any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

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      SECTION 4. PLACE OF MEETINGS.  Meetings of the Finance  Committee shall be held at the office of the Company in Rockland County or at such other place within or without the State of New York as may be designated in the notice thereof.
      SECTION 5. NOTICE OF MEETINGS. Unless otherwise waived in writing, notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meetING.
      SECTION 6. QUORUM. A quorum shall consist of a majority of the total number of members of the Committee then in office but not less than three members. At least one member of the Committee who is not an officer or employee of the Company or of any entity controlled by or under common control with the Company and who is not beneficial owner of a controlling interest in the voting stock of the Company or any such entity must be included in any quorum for the transaction of business at any meeting of the Committee.

                                    ARTICLE V
                        AUDIT AND COMPENSATION COMMITTEE
      SECTION 1. MEMBERSHIP. The Board of Directors by a majority vote of the whole Board shall elect from its own number an Audit and Compensation Committee to serve at the pleasure of the Board consisting of not less than three nor more than seven members, the number to be determined by the Board of Directors. The members of the Committee shall be comprised solely of directors who are not officers or employees of the Company or of any entity controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of

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the Company or any such entity. The Audit and Compensation Committee shall elect from among its members a Chairman.
      SECTION 2. POWER OF THE AUDIT AND COMPENSATION COMMITTEE. The Audit and Compensation Committee shall possess and may exercise all the powers of the Board of Directors with respect to recommending the selection of independent certified public accountants reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders, evaluating the performance of officers deemed by such Committee to be principal officers of the Company, and recommending to the Board of Directors the selection and compensation of such principal officers. SECTION 3. Meetings. Meetings of the Audit and Compensation Committee may be called by order of the Chairman of the Committee or by any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.
      SECTION 4. PLACE OF MEETINGS. Meetings of the Audit and Compensation Committee shall be held at the office of the Company in Rockland County or at such other place within or without the State of New York as may be designated in the notice thereof.
      SECTION 5. NOTICE OF MEETINGS. Unless otherwise waived in writing, notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.

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      SECTION 6.  QUORUM.  A quorum  shall  consist  of a majority  of the total number of members of the Committee then in office but not less than three members.


                                   ARTICLE VI
                              COMMITTEES - GENERAL
      SECTION 1. OTHER BOARD COMMITTEES. The Board of Directors may from time to time by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive and Finance Committees, each committee to consist of three or more of the directors of the Company, for such purposes as the Board may from time to time determine. Any such committee to the extent provided by resolution of the Board shall have all the authority of the Board to the extent permitted by law and shall have such functions and duties as the Board shall prescribe. Not less than one-third of the members of such Committee shall be persons who are not officers or employees of the Company or of any entity controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity.
      A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

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      SECTION 2.  ALTERNATES  AND  SUBSTITUTES.  The Board of  Directors  may by
resolution passed by a majority of the whole Board designate one or more directors as alternate members of any Committee who may replace any absent member of members at any meeting of such committee.
      SECTION 3. COMPENSATION. Each member of the Executive Committee, Finance Committee and any other Committee designated by the Board, shall be entitled to receive from the Company for each meeting of any such Committee which he shall attend such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement, to the extent authorized by resolution of the Board, for the reasonable expenses incurred by him in connection with the performance of his duties.

                                   ARTICLE VII
                                    OFFICERS
      SECTION 1. DUTIES IN GENERAL. All officers of the Company, in addition to the duties prescribed by the by-laws, shall perform such duties in the conduct and management of the business and property of the Company as may be determined by the Board of Directors. In the case of more than one person holding an office of the same title, any of them may perform the duties of the office except insofar as the Board of Directors or the President may otherwise direct. Any two or more offices may be held by the same person except the offices of President and Secretary.
      SECTION 2. NUMBER AND DESIGNATION. The officers of the Company shall be a Chairman of the Board, a President, a Secretary and a Treasurer. Other officers, including one or more Vice- Presidents, may be designated as the Board of Directors may from time to time deem advisable.
      SECTION 3. ELECTION AND TERM OF OFFICE. All officers shall be elected annually by the Board of Directors at the meeting of the Board held immediately following the annual meeting of shareholders and shall hold office at the pleasure of the Board until their successors shall have been

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duly elected and qualified.  The Board of Directors shall also have the power at any time and from time to time to elect or appoint or delegate its power to appoint, any additional officers not then elected, and any such officer so elected or appointed shall serve at the pleasure of the Board until the next annual meeting of shareholders and until their respective successors shall be elected or appointed or qualified. A vacancy in any office resulting from death, resignation, removal, disqualification or from any other cause, shall be filled for the balance of the unexpired term by the Board of Directors at a meeting called for that purpose, or at any regular meeting, or, if such office has been filled prior to such vacancy by appointment other than by the Board, by the committee or person making such appointment.
      SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as the Board of Directors shall confer on him from time to time.
      SECTION 5. PRESIDENT. The President shall, in the absence of the Chairman of the Board preside at all meetings of the shareholders and of the Board of Directors. He shall have all the powers and perform all of the duties generally pertaining to the President of a corporation.
      SECTION 6. VICE-PRESIDENTS. The Vice-Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the President. The Board of Directors or the President may from
time  to  time   determine  the  order  of  priority  as  between  two  or  more
Vice-Presidents.
      SECTION 7. SECRETARY. The Secretary shall have custody of the minutes of the meetings of the shareholders, of the Board of Directors, of the Executive Committee and of the Finance Committee; shall issue notices of meeting; shall have custody of the Company's seal and corporate books and records; shall have charge of the issuance, transfer and cancellation of stock certificates; shall have

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authority to cancel stock certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Company; and shall perform such other duties as are incident to his office and as are required by the Board of Directors or the President.
      SECTION 8. TREASURER. The Treasurer shall perform the duties incident to his office and such other duties as are required of him by the Board of Directors or the President.
      SECTION 9. OTHER OFFICERS. Other officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.
      SECTION 10. COMPENSATION. The compensation of the officers shall be fixed by the Board of Directors.

                                  ARTICLE VIII
                                  CAPITAL STOCK
      SECTION 1. CERTIFICATES. Every shareholder shall be entitled to a certificate, dated and numbered in sequence of issue, signed by the Chairman of the Board, the President or Vice-President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer and under the seal of the Company, certifying the number of shares and class of stock to which he is entitled.
      SECTION 2. TRANSFER. Transfers of stock may be made on the books of the Company only by the holder thereof in person or by his attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly endorsed or accompanied by a duly executed stock power.
      SECTION 3. LOST OR DESTROYED CERTIFICATES. The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction

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and upon tender to the Company by the  shareholder  of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the Company against any liability, claim, loss, cost or damage by reason of such loss or destruction and the issuance of a new certificate.
      SECTION 4. DETERMINING SHAREHOLDERS OF RECORD. In lieu of closing the books of the corporation, the Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled "To Notice of and to Vote at any Meeting of Shareholders." The record date so fixed shall be not less than ten (10) days nor more than fifty (50) days prior to the meeting. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting notwithstanding any transfer of any shares on the books of the corporation after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day three
(3) days prior to any meeting of the shareholders are entitled to vote at the meeting.

                                   ARTICLE IX
                                    DIVIDENDS
      Dividends may be declared at such times and in such amounts as the Board of Directors may determine provided that the same is declared and paid in accordance with the laws of the State of New York applicable thereto.

                                    ARTICLE X
                         CORPORATE FUNDS AND SECURITIES
      Section 1. DEPOSITS OF FUNDS. Bills, notes, checks, negotiable instruments or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the

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credit of the Company by such  officers or agents of the Company as the Board of
Directors, Executive Committee, or Finance Committee may determine and, when authorized by the Board of Directors, Executive Committee, or Finance Committee, may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors, Executive Committee, or Finance Committee may direct.
      SECTION 2. WITHDRAWALS OF FUNDS. All disbursements of the funds of the Company shall be made by check, draft or other order signed by such officers or agents of the Company as the Board of Directors, Executive Committee, or Finance Committee may from time to time authorize to sign the same.
      SECTION 3. SALE AND TRANSFER OF SECURITIES. All sales and transfers of securities shall be made by any member of the Executive Committee or Finance Committee or by any officer of the Company under authority granted by a resolution of the Board of Directors, the Executive Committee or the Finance Committee.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
      SECTION 1. VOTING STOCK OF OTHER CORPORATIONS. The Chairman of the Board, the President, any Vice-President or any other officer designated by the Board of Directors of the Company, the Executive Committee or Finance Committee may execute in the name of the Company and affix the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held by this Company on any matter on which such stock may be voted. If any stock owned by this Company is held in any name other than the name of this Company, instructions as to the manner in which such stock is to be voted on behalf

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of this  Company  may be given to the  holder of record by the  Chairman  of the
Board, the President, any Vice-President, or any other officer designed by the Board of Directors, Executive Committee or Finance Committee.
      SECTION 2. NOTICES. Any notice under these by-laws may be given by mail by depositing the same in a post office or postal letter box or postal mail chute (hereinafter called "postal depository") in a sealed post-paid wrapper addressed to the person entitled thereto at his address as the same appears upon the books or records of the Company or at such other address as may be designated by such person in a written instrument filed with the Secretary of the Company prior to the sending of such notice, except that notices which may be given by telegram or personal delivery may be telegraphed or delivered, as the case may be, to such person at such address; and such notice shall be deemed to be given at the time such notice is mailed, telegraphed, or delivered personally.
      SECTION 3. Waiver of Notice. Any shareholder, director or member of the Executive Committee, Finance Committee or any other Committee, may at any time waive any notice required to be given under these by-laws if such waiver is given in writing and is signed either before, at or after the meeting to which it relates. Presence at a meeting shall also constitute a waiver of notice thereof unless the director objects to the failure to give such notice.
      SECTION 4. SEAL. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
      SECTION 5. ACTION WITHOUT A MEETING. In lieu of any special scheduled meeting of the Board of Directors or any committee thereof, any action required or permitted to be taken by the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board, or of such committee, consent in writing to the adoption of a resolution authorizing the action. The

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resolution  and the  written  consents  thereto  by the  members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. This section applies only when time is of the essence. This action may not occur in lieu of a regular meeting.
      SECTION 6. PARTICIPATING IN MEETING BY TELEPHONE. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE XII
                                   AMENDMENTS
      The by-laws may be amended in whole or in part by the vote of a majority of all of the shareholders or the vote of a majority of all of the members of the Board of Directors.
      Any amendment adopted by the Board of Directors may be rescinded upon majority vote of all of the shareholders of the Company.

                                  ARTICLE XIII
                                 INDEMNIFICATION
      Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate then is or was a director, officer or employee of the Company, or then serves or has served any other corporation in any capacity at the request of the Company, shall be indemnified by the Company against expenses, judgments, fines and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified

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by the laws of the State of New York.  The  provisions of this article shall not adversely affect any right to indemnification which any person may have apart from the provisions of this article.





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